UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 11, 2024

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road Doylestown, PA (Address of principal executive offices)	18902 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On March 11, 2024, Aprea Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company (i) 1,687,712 shares (the “Private Placement Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) at a purchase price of $7.29 per share, (ii) pre-funded Common Stock purchase warrants (the “Pre-Funded Warrants”) to purchase an aggregate of up to 507,076 shares of Common Stock at an exercise price of $0.001 per share, (iii) Tranche A Common Stock purchase warrants to purchase up to 1,097,394 shares of Common Stock at an exercise price of $7.29 per share (the “Tranche A Warrants”), and (iv) Tranche B Common Stock purchase warrants to purchase up to 1,097,394 shares of Common Stock at an exercise price of $9.1125 per share (the “Tranche B Warrants”). The combined cash purchase price for each Private Placement Share, together with the accompanying portion of a Tranche A Warrant and Tranche B Warrant represents the “Minimum Price” in accordance with Nasdaq Listing Rule 5635(d), for expected aggregate gross proceeds at closing of approximately $16.0 million and potential future warrant cash exercise gross proceeds of approximately $18.0 million. The closing of the private placement (the “Private Placement”) is expected to occur on March 13, 2024, subject to satisfaction of customary closing conditions (the “Closing Date”).

The Tranche A Warrants will be exercisable until the earlier of (i) the three year anniversary of issuance and (ii) 30 days after the Company announces the recommended Phase 2 dose for ATRN-119, and, following such announcement, the daily volume weighted average price of the Company’s common stock equals or exceeds $14.58 for 30 consecutive trading days. The Tranche B Warrants will be exercisable until the earlier of (i) the five year anniversary of issuance and (ii) 30 days after the Company announces the recommended Phase 2 dose for APR-1051 and, following such announcement, the daily volume weighted average price of the Company’s common stock equals or exceeds $18.225 for 30 consecutive trading days. To the extent that the exercise of a Tranche A Warrant or Tranche B Warrant would result in the holder beneficially owning greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding common stock immediately following such exercise, the holder will instead receive pre-funded warrants in substantially the same form as the Pre-Funded Warrants issued at closing.

The Pre-Funded Warrants will be exercisable from the date of issuance until exercised in full and may not be exercised to the extent that immediately following such exercise, the holder would beneficially own greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding common stock.

If a resale registration statement covering the shares of Common Stock underlying the Tranche A Warrants and the Tranche B Warrants is not effective and available at the time of exercise, the Tranche A Warrants and the Tranche B Warrants may be exercised by means of a “cashless” exercise formula. The Pre-Funded Warrants may be exercised by means of a “cashless” exercise formula at any time while outstanding. The warrants do not contain any Black Scholes cash payment obligations, any “price protection” anti-dilution protection or any “price reset” provisions pursuant to which the exercise price of the warrants is subject to adjustment or reset at a future date or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market prices for the Common Stock, or upon any future issuance or sale by the Company of shares of its capital stock or securities exercisable or exchangeable for or convertible into shares of the Company’s capital stock at exercise or conversion prices below the exercise price of the warrants, other than standard pro rata adjustments for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that would impact the Company’s Common Stock generally.

In connection with the Private Placement, the Company and the Purchasers entered into a Registration Rights Agreement, dated March 11, 2024 (the “Registration Rights Agreement”), providing for the registration for resale of Private Placement Shares along with the shares of Common Stock underlying the Pre-Funded Warrants, Tranche A Warrants, and Tranche B Warrants that are not then registered on an effective registration statement, pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) on or prior to the 60th day after the Closing Date. The Company has agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable, but in no event later than the 90th day after the Closing Date, and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold pursuant to a registration statement under the Securities Act or under Rule 144 as promulgated by the SEC under the Securities Act. The Company has granted the Purchasers customary indemnification rights in connection with the Registration Statement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Statement.

On March 11, 2024, and in connection with the Securities Purchase Agreement, the Company entered into a customary placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (“Maxim”). The Placement Agency Agreement includes customary indemnification rights in favor of Maxim.

The foregoing descriptions of the Pre-Funded Warrants, the Tranche A Warrants, the Tranche B Warrants, the Securities Purchase Agreement, the Registration Rights Agreements and the Placement Agency Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 1.02. Termination of a Material Definitive Agreement.

On January 26, 2024, the Company entered into an at the market offering agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “HCW”). Pursuant to the Sales Agreement, the Company has the right, to terminate the Sales Agreement in its sole direction upon ten (10) business days prior written notice. On March 11, 2024, the Company and HCW agreed to terminate the Sales Agreement, effective immediately.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated herein by reference into this Item 3.02.

The Private Placement Shares, the Tranche A Warrants, the Tranche B Warrants, the Pre-Funded Warrants, and the shares of common stock underlying the Tranche A Warrants, the Tranche B Warrants and the Pre-Funded Warrants (collectively, the “Securities”) were, and will be, offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Each Purchaser is an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not initially be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock, notes, or any other securities of the Company.

Item 7.01 Regulation FD Disclosure.

On March 11, 2024, the Company issued a press release announcing the signing of Securities Purchase Agreement with the Purchasers. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On March 11, 2024, the Company issued a press release announcing that the U.S. Food and Drug Administration has cleared the Investigational New Drug Application for APR-1051. A copy of the press release is filed as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Form of Pre-Funded Warrant
4.2	Form of Tranche A Warrant
4.3	Form of Tranche B Warrant
10.1*	Form of Securities Purchase Agreement, dated as of March 11, 2024, by and between Aprea Therapeutics, Inc. and the purchasers named therein
10.2	Form of Registration Rights Agreement, dated as of March 11, 2024, by and between Aprea Therapeutics and the purchasers
10.3	Placement Agency Agreement, dated as of March 11, 2024, by and between Aprea Therapeutics, Inc. and Maxim Group LLC
99.1	Press Release of Aprea Therapeutics, Inc., dated as of March 11, 2024
99.2	Press Release of Aprea Therapeutics, Inc., dated as of March 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: March 12, 2024	By:	/s/ Oren Gilad
	Name:	Oren Gilad, Ph.D.
	Title:	President and Chief Executive Officer